UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
______________________
FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 22, 2021

UNITED NATURAL FOODS, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-15723 (Commission File Number)	05-0376157 (IRS Employer Identification No.)

313 Iron Horse Way, Providence, RI 02908
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (401) 528-8634

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.01	UNFI	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) On September 28, 2020, Steven L. Spinner announced his intention to step down from his position as Chief Executive Officer of United Natural Foods, Inc. (the “Company”) upon the appointment of his successor. After an extensive search, on July 22, 2021, the Company’s Board of Directors appointed a new CEO, whose appointment to that role and to the Board will become effective on August 9, 2021. At that time, Mr. Spinner’s resignation as CEO will be effective, and he will resign as Chair and a member of the Board. Pursuant to the terms of Mr. Spinner’s Second Amendment to Employment Agreement, entered into on March 9, 2021, Mr. Spinner has agreed to provide Management and Board advisory services to the Company as a consultant for the one-year period following the effective date of his retirement as CEO (until August 8, 2022).

(c)(d) On July 22, 2021, the Board appointed J. Alexander Miller Douglas, 60, to the role of Chief Executive Officer and a member of the Board, effective August 9, 2021.

Mr. Douglas most recently served as the Chief Executive Officer of Staples, Inc. from April 2018 to June 2021, which included leading that company’s business-to-business distribution platform. Prior to Staples, Mr. Douglas served as President of Coca-Cola North America until February 2018, where he led the $10 billion revenue business, encompassing all aspects of its consumer and business-to-business operations. During Mr. Douglas’ 30-year tenure at Coca-Cola, he also served as Global Chief Customer Officer, and held a variety of positions across sales and marketing. Mr. Douglas began his career at The Procter & Gamble Company in sales and sales management positions. Since May 2020, Mr. Douglas has served as a member of the Board of Directors of Wawa Inc., a leading convenience retailer in the eastern US.

In connection with Mr. Douglas’ appointment as the Company’s Chief Executive Officer, the Company provided Mr. Douglas with an offer letter (the “Offer Letter”), pursuant to which Mr. Douglas will receive an annual base salary of $1,050,000 and an annual cash bonus with a value of 150% of his base salary based on achievement of certain fiscal year goals and objectives beginning with the 2022 fiscal year (commencing August 1, 2021). Mr. Douglas’ annual equity award will be targeted at $3,900,000 beginning with the fiscal 2022 award, which award will be in the form of time-based restricted stock units (“RSUs”) and performance-based restricted stock units (“PSUs”), in the same proportion and on the same or similar terms as the long-term incentive awards granted to similarly situated executives of the Company and further subject to the terms and conditions of the respective award agreements evidencing the grant. In addition, Mr. Douglas will be awarded an inducement equity award with a grant date fair value of $2,000,000, which award will be made in RSUs and PSUs, in the same proportion, at the same time, and on the same or similar terms as the annual award described above. Mr. Douglas may participate in the Company’s health and wellness and retirement benefit plans and programs in accordance with the terms of such plans.

In addition, the Company entered into a Severance Agreement, Change in Control Agreement, and Indemnification Agreement with Mr. Douglas in connection with his appointment as CEO. Pursuant to the terms of the Severance Agreement, if Mr. Douglas’ employment is terminated by the Company without Cause or by Mr. Douglas for Good Reason (each as defined in the Severance Agreement) and subject to an effective release of claims, he will receive two (2) times his base salary and annual bonus (at target) in effect as of the date of such termination of employment, with the base salary amount to be paid over a two-year period and the bonus amount to be paid in a lump sum payment. In addition, the Company shall pay Mr. Douglas any earned incentive compensation, which includes a pro-rated portion of any incentive compensation that he would otherwise receive, if he were still employed by the Company, based on the Company’s actual performance for the fiscal year during which his employment is terminated, payable when such earned incentive compensation would otherwise be payable had his employment not terminated. The Company shall also pay him a lump sum of $70,000 that he may use to procure group health plan coverage for himself and his eligible dependents or otherwise. In addition, pursuant to the terms of the Company’s Amended and Restated 2020 Equity Incentive Plan (the “Plan”), upon a qualifying termination without Cause as defined under the Plan, any RSUs expected to vest within 365 days of the termination date would vest on an accelerated basis. If the termination date occurs within 365 days after the grant date of an RSU award, any outstanding RSUs scheduled to vest within 365 days of the termination date would be prorated for the time worked during the grant year. For performance-based awards, a prorated portion of any outstanding PSUs will remain outstanding (will not be forfeited) and would vest on the scheduled vesting date, subject to actual performance. The remainder of RSUs and PSUs not vesting in accordance with the Plan terms would be forfeited.

Pursuant to the terms of the Change in Control Agreement, upon Mr. Douglas’ termination of employment under certain circumstances in connection with a Change in Control and subject to an effective release of claims, the Company shall pay him, in a lump sum, an amount equal to two and a half (2.5) times the sum of (a) his base salary in effect as of the date of such termination of employment, plus (b) his annual incentive bonus payment at target levels of performance, which total amount shall be paid within sixty (60) days of such termination of employment. The Company shall also pay his annual incentive bonus payment, prorated for his time of employment, based on actual performance and payable at the time it would otherwise be paid had his employment not terminated. Any equity or equity-based awards outstanding at the time of the Change in Control will become fully vested upon such termination (with all performance-based criteria deemed met at target levels of performance). The Company shall also pay Mr.

Douglas a lump sum of $87,500 that he may use to procure group health plan coverage for himself and his eligible dependents or otherwise.

Both the Severance Agreement and the Change in Control Agreement contain certain restrictive covenants applicable to Mr. Douglas both during employment and thereafter.

The Indemnification Agreement is substantially consistent with the form of Indemnification Agreement entered into with the Company’s other similarly situated executives.

The foregoing descriptions of the terms and conditions of the Offer Letter, Severance Agreement, Change in Control Agreement, and Indemnification Agreement are qualified in their entirety by reference to the agreements. The Offer Letter is filed herewith as Exhibit 10.1, and the Severance Agreement, Change in Control Agreement, and Indemnification Agreement will be filed with the Company’s Annual Report on Form 10-K for the fiscal period ending July 31, 2021.

There are no arrangements or understandings between Mr. Douglas and any other person pursuant to which he was appointed as a director. There are no transactions involving the Company and Mr. Douglas that the Company would be required to report pursuant to Item 404(a) of Regulation S-K in connection with his appointment as a director of CEO.

Item 7.01 Regulation FD Disclosure.

A copy of the press release announcing the leadership changes, including those described above in Item 5.02, issued by the Company on July 28, 2021 is being furnished herewith as Exhibit 99.1 to this Current Report on Form 8-K. Exhibit 99.1 shall not be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) or otherwise subject to liabilities under that Section and shall not be deemed to be incorporated by reference into any filing of the Company under the Securities Act of 1933 or the Exchange Act.

Item 9.01 Financial Statements and Exhibits.

(d)    Exhibits

Exhibit No.	Description

10.1	Offer Letter, dated July 22, 2021, between the Company and J. Alexander Miller Douglas
99.1	Press Release, dated July 28, 2021
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

    Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UNITED NATURAL FOODS, INC.

By:	/s/ Jill E. Sutton
Name:	Jill E. Sutton
Title:	Chief Legal Officer, General Counsel and Corporate Secretary

Date: July 28, 2021